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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
The Farwell State Savings Bank

We consent to the incorporation by reference in the registration statement (#333-135565) on Form S-4 of IBT Bancorp, Inc. of our report dated January 27, 2006, with respect to our audit of the balance sheet of The Farwell State Savings Bank as of December 31, 2005, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for the year ended December 31, 2005, which report is incorporated by reference in the Form 8-K/A of IBT Bancorp, Inc. dated December 18, 2006.


                                        /s/ REHMAN ROBSON
                                        ----------------------------------------

Saginaw, Michigan
December 18, 2006